UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Vion Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4 Science Park
New Haven, Connecticut 06511
(203) 498-4210

NOTICE OF 2004 ANNUAL MEETING AND PROXY STATEMENT WEDNESDAY, JUNE 9, 2004 AT 10:00 A.M. THE KITANO HOTEL 66 PARK AVENUE NEW YORK, NEW YORK	DEAR FELLOW STOCKHOLDER:

You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Wednesday, June 9, 2004 at The Kitano Hotel, 66 Park Avenue, New York, New York 10016. This year you are being asked to: (i) elect seven directors; (ii) approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 shares to 150,000,000 shares; and (iii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2004. At the meeting, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting personally those stockholders who are able to be present at the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you complete, sign, date and return the enclosed proxy in the envelope provided or that you register your vote by telephone or on the Internet by following the instructions on your proxy card at your earliest convenience.

Please note that if you plan to attend the meeting, attendance will be limited to stockholders as of the record date only.

Thank you for your cooperation.

Very truly yours,

ALAN KESSMAN Chief Executive Officer May 17, 2004 New Haven, Connecticut

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO BE HELD JUNE 9, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Vion Pharmaceuticals, Inc. will be held at 10:00 a.m. Eastern Time, on Wednesday, June 9, 2004 at The Kitano Hotel, 66 Park Avenue, New York, New York 10016, for the following purposes:

1.	To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 shares to 150,000,000 shares;

3.	To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2004; and

4.	To transact other business as may properly come before the meeting or any adjournment of the meeting.

Stockholders of record of the Company's common stock at the close of business on April 19, 2004 are entitled to vote at the meeting or any adjournments of the meeting. Stockholders are requested to complete, sign and date the enclosed proxy card and mail it in the enclosed pre-addressed envelope or register their vote by telephone or on the Internet by following the instructions on the proxy card. Stockholders may revoke their proxy and change their vote by signing another proxy card with a later date and returning it before the polls close at the annual meeting, or by voting in person at the meeting. However, if you hold your shares in a brokerage account, you must obtain a proxy, executed in your favor, from your broker (the holder of record) to be able to vote at the meeting.

Please note that if you plan to attend the meeting, attendance will be limited to stockholders as of the record date only. Each stockholder may be asked to present valid picture identification prior to being admitted to the meeting. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

On behalf of the Board of Directors
KAREN SCHMEDLIN Secretary

May 17, 2004
New Haven, Connecticut

VION PHARMACEUTICALS, INC.
4 Science Park
New Haven, Connecticut 06511

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement is furnished to the holders of common stock of Vion Pharmaceuticals, Inc. (the "Company") in connection with the solicitation by and on behalf of our Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held on June 9, 2004, or at any adjournments of the meeting. The purpose of the meeting and the matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement, the accompanying proxy card and the Company's Annual Report are being mailed to the stockholders on or about May 20, 2004.

We are paying for the distribution and solicitation of the proxies. As part of this process, we reimburse brokers, nominees and other custodians for reasonable fees and expenses in forwarding proxy materials to our shareholders. Our employees may also solicit proxies through mail, telephone, the Internet or other means, but they do not receive additional compensation for providing these services. We have engaged the firm of Georgeson Shareholder Communications Inc. to assist us in the distribution and solicitation of proxies and have agreed to pay Georgeson Shareholder Communications Inc. a fee of approximately $5,000, plus expenses, for its services. Voting results are tabulated and certified by our transfer agent, American Stock Transfer and Trust Company.

Revocability and Voting of Proxy

A form of proxy for use at the annual meeting and a pre-addressed return envelope for the proxy are enclosed. Stockholders may revoke their proxy and change their vote by signing another proxy card with a later date and returning it before the polls close at the annual meeting, or voting in person at the meeting. However, if you hold your shares in a brokerage account, you must obtain a proxy, executed in your favor, from your broker (the holder of record) to be able to vote at the meeting.

Shares of the Company's common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no instructions are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2 and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting. If you abstain from voting on a particular matter, your vote will not be treated as present and, therefore, will not be treated as cast either for or against that proposal.

Record Date and Voting Rights

Stockholders of record of the Company's common stock at the close of business on April 19, 2004, the record date for the meeting, are entitled to notice of and to vote at the annual meeting or any adjournments of the meeting. Each outstanding share of common stock is entitled to one vote on each matter considered at the meeting. On April 19, 2004 there were 55,243,004 shares of our common stock outstanding. The holders of a majority of the outstanding shares that may be voted at the meeting, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. 'Broker non-votes' are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

Meeting Attendance

Please note that if you plan to attend the meeting, attendance will be limited to stockholders as of the record date, or their duly appointed proxies, only. Each stockholder may be asked to present valid picture identification prior to being admitted to the meeting. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information as of April 1, 2004 (except as otherwise noted in the footnotes) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the "SEC")) of our common stock: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each of our current directors; (iii) each executive officer named in the Summary Compensation Table appearing on page 9; and (iv) all of our current directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed and the address of each beneficial owner is c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Directors and Officers	Number of shares beneficially owned		Percent of outstanding shares of common stock
Stephen K. Carter, M.D.	42,740	(1)	*
Frank T. Cary	145,458	(2)	*
Alan Kessman	1,350,074	(3)	2.4%
Charles K. MacDonald	57,740	(4)	*
William R. Miller	324,117	(5)	*
Alan C. Sartorelli, Ph.D.	482,402	(6)	*
Walter B. Wriston	140,458	(7)	*
Howard B. Johnson	247,499	(8)	*
Terrence W. Doyle, Ph.D	436,560	(9)	*
Ivan King, Ph.D	289,076	(10)	*
Mario Sznol, M.D.	352,995	(11)	*
All directors and executive officers as a group (11 persons)	3,869,119	(12)	6.7%
Other Beneficial Owners
Elliott Associates, L.P.
Elliott International, L.P. (f/k/a Westgate International, L.P.)
Elliott International Capital Advisors, Inc. c/o Elliott Associates, L.P. 712 Fifth Avenue, 36th Floor New York, NY 10019	2,966,113	(13)	5.4%
Langley Partners, L.P.
Langley Management, LLC
Langley Capital, LLC
Jeffrey Thorp 535 Madison Avenue, 7th Floor New York, NY 10022	3,238,170	(14)	5.7%
Galleon Management, L.P. 135 East 57th Street, 16th Floor New York, NY 10022	3,500,000	(15)	6.3%

*	Less than one percent
(1)	Reflects 42,740 shares issuable upon exercise of options.
(2)	Includes 82,740 shares issuable upon exercise of options.
(3)	Includes 12,756 shares held by a family trust of which Mr. Kessman is a controlling member. Also includes 1,305,427 shares issuable upon exercise of options.
(4)	Reflects 57,740 shares issuable upon exercise of options.
(5)	Includes 134,711 shares issuable upon exercise of options.

(6)	Includes 190,874 shares beneficially owned by Dr. Sartorelli's wife, as to which Dr. Sartorelli disclaims beneficial ownership. Also includes 82,197 shares issuable upon exercise of options.
(7)	Includes 86,490 shares issuable upon exercise of options.
(8)	Reflects 247,499 shares issuable upon exercise of options.
(9)	Includes 43,400 shares held by Dr. Doyle's wife, as to which Dr. Doyle disclaims beneficial ownership. Also includes 196,867 shares issuable upon exercise of options.
(10)	Includes 276,632 shares issuable upon exercise of options.
(11)	Includes 345,503 shares issuable upon exercise of options.
(12)	Includes 2,858,546 shares issuable upon exercise of options.
(13)	Beneficial ownership information is based upon data set forth in a Schedule 13D Amendment No. 9 filed with the SEC on February 15, 2001 by Elliott Associates, L.P.. Elliott Associates, L.P. owns 1,481,844 shares of our common stock. Elliott International, L.P. (f/k/a Westgate International, L.P.), which has its business address at c/o Midland Bank Trust Corporation (Cayman) Limited, P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands, British West Indies, owns 1,484,269 shares of our common stock. Elliott International Capital Advisors, Inc. is the investment manager for Elliott International, L.P. and has shared voting and dispository power over the shares held by Elliott International, L.P.
(14)	Beneficial ownership information is based upon data set forth in a Schedule 13G filed with the SEC on February 19, 2004 by Langley Partners L.P. ("Langley L.P."), Langley Management, LLC, Langley Capital, LLC and Jeffrey Thorp ("Thorp"). 1,200,000 shares of our Common Stock are owned of record by Langley L.P. and 2,038,170 shares of our Common Stock are issuable to Langley L.P. upon exercise of warrants. Langley Capital, LLC is the general partner of Langley L.P. Thorp is the sole member and manager of Langley Capital, LLC. Langley Management, LLC is the investment manager of Langley L.P. Thorp holds a 99.9% membership interest in Langley Management, LLC and is the sole manager thereof. As a result, each of Langley Management, LLC, Langley Capital, LLC and Thorp are considered to share the power to vote or direct the vote of, and the power to dispose or direct the disposition of, the shares of our Common Stock directly and beneficially owned by Langley L.P.
(15)	Beneficial ownership information is based upon data set forth in a Schedule 13G filed with the SEC on February 20, 2004 by Galleon Management, L.P. Of the shares of our common stock being reported as beneficially owned by Galleon Management, L.P.: (i) 2,177,350 shares are held by Galleon Healthcare Offshore, Ltd., an offshore entity of which the Galleon Management, L.P. is its investment manager; (ii) 780,000 are held by an offshore entity of which the Galleon Management, L.P. is its investment manager; (iii) 322,650 are held by a limited partnership of which the Galleon Management, L.P. is its management company; and (iv) 220,000 are held by a limited partnership of which the Galleon Management, L.P. is its management company. Each of the entities named or described in (i) - (iv) has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NASDAQ Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2003 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with except for one Form 4 for each non-employee director which was filed late.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected (constituting the entire Board of Directors). Each director is to hold office until the next Annual Meeting or until a successor is elected and qualified. The persons named below have been nominated by the Board of Directors on recommendation of its Nominating and Governance Committee. All nominees have consented to be named and have indicated their intent to serve if elected. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any circumstances likely to make any nominee unavailable for election.

The nominees, their ages, the year in which each first became a director of the Company and their biographies are:

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
William R. Miller	75	1995	Chairman of the Board of the Company since April 1995; from February 1995 until April 1995, Chairman of the Board of OncoRx, Inc., which merged into the Company (then known as MelaRx, Inc.) in April 1995; director of ImClone Systems, Inc., (a biotechnology company); from 1964 until his retirement in 1991, various positions with Bristol-Myers Squibb Company, including vice chairman of the board commencing in 1985. (1,2,3)
Stephen K. Carter, M.D.	66	2001	Director of Cytogen Corp., Alfacell Corp., Napro Biotherapeutics Inc. and Emisphere Technologies Inc. (each a biotechnology company); from 1998 to 2000, senior vice president, clinical and regulatory affairs of SUGEN, Inc. (subsequently acquired by Pharmacia & Upjohn, Inc.); from 1995 to 1996, senior vice president, research and development with Boehringer Ingelheim Pharmaceuticals, Inc.; from 1982 to 1995, various positions with Bristol-Myers Squibb Company, including senior vice president, worldwide clinical research and development.
Frank T. Cary	83	1995	Director of Celgene Corporation (a biotechnology company), Cygnus, Inc. (a developer and marketer of glucose monitoring systems), ICOS Corporation (a biotechnology company), Lincare Holdings Inc. (a provider of respiratory therapy services) and Lexmark International, Inc. (a computer peripherals company); from 1973 to 1981, chairman of the board and chief executive officer of IBM. (1,2,3)

Nominee	Age	Year First Became Director	Principal Occupation During the Past Five Years
Alan Kessman	57	1998	Chief Executive Officer of the Company since January 1999 and President of the Company from April 1999 to January 2004; partner of PS Capital LLC, an international investment and management advisor, since October 1998; from 1983 to 1998, chairman, chief executive officer and president of Executone Information Systems, Inc. (a developer and marketer of voice and data communications systems); director of Comdial Corporation (a developer and marketer of voice communication solutions).
Charles K. MacDonald	45	2000	Principal and founder of Morgandane Management Corp., an investment advisory firm, since 1997; serves as a consultant to Elliott Management Corp.; analyst and, later, portfolio manager at Stonington Management Corp. (an investment company now known as Elliott Management Corp.) from 1987 to 1995. (1,3)
Alan C. Sartorelli, Ph.D.	72	1995	Alfred Gilman Professor of Pharmacology at Yale University School of Medicine since 1967; Founder and Chairman of the Company's Scientific Advisory Board since April 1995; Chairman of the OncoRx, Inc. Scientific Advisory Board from May 1993 to April 1995; director of Yale Comprehensive Cancer Center from 1984 to 1993.
Walter B. Wriston	84	1995	Director of ICOS Corp. and Cygnus, Inc.; retired as chairman and chief executive officer of Citicorp and its principal subsidiary, Citibank, N.A., in 1984 after having served as chief executive officer for 17 years. (2,3)

(1)	Member of the Compensation Committee of the Board of Directors.
(2)	Member of the Audit Committee of the Board of Directors.
(3)	Member of the Nominating and Governance Committee of the Board of Directors.

During the fiscal year ended December 31, 2003, the Board of Directors held nine meetings. Each incumbent director attended at least 75% of the meetings of the Board of Directors held and of all committees of the Board of Directors on which he served while he was a director of the Company.

The Board of Directors has a Compensation Committee, Audit Committee, and Nominating and Governance Committee to assist it in the discharge of its responsibilities.

The Compensation Committee of the Board of Directors administers our Company's executive compensation policies and incentive compensation plans, including bonus and stock option grants. The Compensation Committee is comprised of three non-employee directors, Messrs. Cary, MacDonald and Miller. The Compensation Committee held one meeting in 2003.

The functions of the Audit Committee and its activities during fiscal 2003 are described below under the heading "Report of Audit Committee". The Audit Committee is comprised of three non-employee directors, Messrs. Wriston, Cary and Miller. The Audit Committee held five meetings in 2003.

Nominating and Governance Committee

The Nominating and Governance Committee was established for the purpose of assisting the Board in its selection of individuals as nominees for election to the Board at meetings of the Company's stockholders and/or to fill any vacancies or newly created directorships on the Board and assisting the Board in its oversight of the corporate governance of the Company.

The Nominating and Governance Committee is comprised of Messrs. Miller, Cary, MacDonald and Wriston. All members of the Nominating and Governance Committee are independent as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

The Nominating and Governance Committee uses a variety of methods to identify and evaluate nominees for election to the Board. Candidates may come to the attention of the Nominating and Governance Committee through members of our Board, professional search firms, stockholders and other interested parties. From time to time, the Nominating and Governance Committee engages consulting firms to perform searches for director candidates who meet the current needs of the Board. If a consulting firm is retained to assist in the search process for a director, a fee is typically paid to such firm only if the candidate is elected to the Board or is recommended to the Board by the Nominating and Governance Committee for inclusion in the slate of nominees to be elected at the Annual Meeting of Stockholders.

The Nominating and Governance Committee believes that all candidates should have personal and professional integrity, experience with businesses and other organizations of comparable size or in related industries, a college or professional degree, demonstrated exceptional ability and judgment, and the ability to act in the best interests of our stockholders.

The Nominating and Governance Committee will consider nominations for directors from stockholders. A stockholder wishing to nominate an individual for election to the Board should send the nomination, together with a statement of the individual's experience and qualifications and a signed consent of the individual to serve if nominated and elected, to our Nominating and Governance Committee Administrator c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Nominations received by the Nominating and Governance Committee will be reviewed by the Chairman of the Nominating and Governance Committee to determine whether the candidate possesses the director qualifications, and if so, whether the candidate's expertise and particular set of skills and background fit the current needs of the Board and whether the candidate will be effective, together with the other nominees and directors, in serving the long-term interests of the Company and our stockholders.

If the candidate meets the requirements for a current vacancy on the Board, the submission materials are reviewed by the Nominating and Governance Committee. The process of reviewing and evaluating candidates submitted by stockholders is designed to ensure that the Board includes members with diverse backgrounds, skills and experience including appropriate financial and other expertise relevant to the business of the Company.

The Nominating and Governance Committee Charter is available on the Company's website, www.vionpharm.com. The Nominating and Governance Committee held one meeting in 2003.

Stockholder Communications with the Board of Directors

The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and

Governance Committee will be primarily responsible for monitoring communications from stockholders and other interested parties and will provide copies or summaries of such communications to the other directors as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairman of the Nominating and Governance Committee c/o Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Report of the Audit Committee

The Board's Audit Committee consists of three non-employee directors, Walter B. Wriston, as Chairman, Frank T. Cary and William R. Miller, each of whom has been determined to be an "independent director" as that term is defined in the listing standards of the NASDAQ Stock Market. Pursuant to the Audit Committee's amended and restated written charter as adopted by the Board of Directors (which is available on our website, www.vionpharm.com), the Audit Committee evaluates audit performance, manages the relationship with the Company's independent accountants, assesses policies and procedures relating to internal controls and evaluates complaints regarding auditing and accounting matters. This report relates to the activities taken by the Audit Committee in carrying out such role for the past year.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and reporting process, which includes the Company's systems for internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Annual Report on Form 10-K and an amendment thereto for the year ended December 31, 2003 and discussed the audited financial statements with management. The review included a discussion of the quality and acceptability of the Company's financial reporting and controls, including the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company, and considered the compatibility of non-audit services with the auditors' independence, including the matters in their written disclosures required by the Independence Standards Board, including Standard No. 1, and received written disclosures required by that standard. The Audit Committee held a private session with the Company's independent auditors, Ernst & Young LLP, at which candid discussions of financial management, accounting and internal controls took place.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting and other matters.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K and an amendment thereto for the year ended December 31, 2003.

The Board of Directors on recommendation of its Audit Committee has selected Ernst & Young LLP as the Company's independent auditors for fiscal year 2004 and will submit its decision for stockholder ratification at the Annual Meeting.

Submitted by the Audit Committee:
WALTER B. WRISTON, CHAIRMAN FRANK T. CARY WILLIAM R. MILLER

Audit Committee Financial Expert

Our board of directors has determined that Mr. Wriston who serves on its audit committee qualifies as "audit committee expert" (as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002). Our board of directors has also determined that all members of the audit committee are "independent", as that term is defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards.

Compensation Committee Interlocks and Insider Participation

Mr. MacDonald serves as a consultant to Elliott Management Corp. and provides investment advisory services to it. Elliott Management Corp. provides investment advisory services to Elliott Associates, L.P. and Elliott International, L.P., which combined are beneficial owners of 5.4% of our outstanding common stock as of April 1, 2004.

Compensation of Directors

Directors are reimbursed for expenses actually incurred in attending a board or committee meeting. We also pay the Chairman of the Board $4,000 in cash or stock options for each meeting of the Board of Directors attended and each other non-employee director $1,000 in cash or stock options for each such meeting attended. Directors received stock options for each such meeting attended in 2003 and are expected to receive cash for each such meeting attended in 2004. Directors who are not employees or principal stockholders are also entitled to automatic grants of options under our 2003 Stock Option Plan.

Our Amended and Restated 1993 Stock Option Plan which expired on April 15, 2003 and our 2003 Stock Option Plan provide for the automatic grant of non-qualified stock options to purchase shares of common stock to our directors who are not employees or principal stockholders. Eligible directors are granted an option to purchase 20,000 shares of common stock on the date such person is first elected or appointed a director. Further, on the day immediately following the date of each annual meeting of stockholders, each eligible director, other than directors who received an initial director option within 180 days preceding such annual meeting, is granted an option to purchase 15,000 shares of common stock (20,000 shares in the case of the Chairman of the Board). The exercise price for each share subject to a director option shall be equal to the fair market value of the common stock on the date of grant. Director options vest after two years under the 1993 Stock Option Plan and one year under the 2003 Stock Option Plan or earlier on a change of control. Generally, director options will expire the earlier of: (i) 10 years after the date of grant, or (ii) 90 days after termination of service as a director under the 1993 Stock Option Plan or one year after termination of service as a director under the 2003 Stock Option Plan. Director options which are not vested expire immediately upon termination of service as a director.

During 2003, Mr. MacDonald, Mr. Wriston, Dr. Carter and Dr. Sartorelli each received three separate grants of ten-year options to purchase 2,778, 1,811 and 15,000 shares of common stock and Mr. Cary received three separate grants of ten-year options to purchase 2,778, 1,207 and 15,000 shares of common stock at exercise prices of $0.36, $1.67 and $1.57, respectively. Mr. Miller received three separate grants of ten-year options to purchase 11,111, 7,242 and 20,000 shares of common stock at exercise prices of $0.36, $1.67 and $1.57, respectively. All of the foregoing director options were annual grants or granted in lieu of cash fees for attendance at Board meetings.

Certain Relationships and Related Transactions

Mr. MacDonald serves as a consultant to Elliott Management Corp. and provides investment advisory services to it. Elliott Management Corp. provides investment advisory services to Elliott Associates, L.P. and Elliott International, L.P., which combined are beneficial owners of 5.4% of our outstanding common stock as of April 1, 2004.

We have made an annual gift to Yale University of $200,000, payable in four quarterly installments, to fund research at the laboratory headed by Dr. Sartorelli. We are required by current accounting rules to expense the entire gift when the commitment is made rather than when the gift is paid. We recorded research and development expense of $400,000 during 2003 related to the annual gifts to Yale University for 2003 and 2004. The balance of the gifts to Yale University of $250,000 at December 31, 2003 will be paid as the research is performed in five equal quarterly installments through March 31, 2005.

Vote Required

The seven nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. Abstentions and withheld votes have no effect on the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 — ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

MANAGEMENT

Executive Officers

The following table contains the names and positions of the current executive officers of the Company:

Name	Position
Alan Kessman	Chief Executive Officer and Director
Howard B. Johnson	President and Chief Financial Officer
Terrence W. Doyle, Ph.D.	Vice President—Chief Scientific Officer
Ivan King, Ph.D.	Vice President—Research and Development
Mario Sznol, M.D.	Vice President—Clinical Affairs

Alan Kessman, age 57, has been our Chief Executive Officer since January 1999 and has served on our Board of Directors since October 1998. Mr. Kessman also served as our President from April 1999 to January 2004. Mr. Kessman is a partner of PS Capital LLC, an international investment and management advisor, and a director of Comdial Corporation, a developer and marketer of voice communications solutions. From 1983 to 1998, Mr. Kessman was chairman, chief executive officer and president of Executone Information Systems, Inc., a developer and marketer of voice and data communications systems.

Howard B. Johnson, age 44, has been our President since January 2004 and our Chief Financial Officer since March 2002. Mr. Johnson was a vice president and a consultant for Nutrition 21, Inc., a nutri-ceutical company, from November 2001 until March 2002. From May 1999 until February 2001, Mr. Johnson was chief financial officer of IBS Interactive, Inc. (now Digital Fusion, Inc.), an information technology services company. Mr. Johnson founded and from 1996 to 1999 was chairman and chief executive officer of MedWorks Corporation, a privately held medical device company. From 1983 to 1993, Mr. Johnson was an investment banker at PaineWebber Group, Inc.

Terrence W. Doyle, Ph.D., age 61, has been our Vice President and Chief Scientific Officer since January 2004. Prior to that, Dr. Doyle was our Vice President of Research and Development since the merger with OncoRx, Inc. and served in the same capacity for OncoRx, Inc. from January 1994 until the merger. From 1967 to 1993, Dr. Doyle was an employee of the Bristol-Myers Squibb Company, including from 1990 to 1993 an executive director with Bristol-Myers Squibb Company. Dr. Doyle is the original holder of 47 U.S. patents for anti-infective, anti-inflammatory and anti-tumor agents and the author of over 170 published research articles and abstracts on cancer chemotherapy.

Ivan King, Ph.D., age 49, has been our Vice President of Research and Development since January 2004. Dr. King was our Vice President of Research from July 1998 to January 2004 and Senior Director of Biology from October 1995 to July 1998. From 1990 to 1995, Dr. King was a section leader in the department of tumor biology at Schering-Plough Research Institute in charge of the cell biology and in vivo biology groups where he was responsible for identifying targets, developing high throughput assays, evaluating in vitro and in vivo activities of drug candidates and recommending candidates for clinical development. Dr. King's first industrial position was as a senior research scientist at Bristol-Myers Squibb Company.

Mario Sznol, M.D., age 46, has been our Vice President of Clinical Affairs since September 1999. From 1994 to 1999, Dr. Sznol served as head of the Biologics Evaluation Section, Investigational Drug Branch, Cancer Therapy Evaluation Program, Division of Cancer Treatment and Diagnosis of the National Cancer Institute, or NCI, an institute of the National Institutes of Health. Prior to joining the NCI, Dr. Sznol conducted his fellowship in Medical Oncology, Department of Neoplastic Diseases of Mt. Sinai School of Medicine in New York City, and his residency in Internal Medicine at Baylor College of Medicine in Houston.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

This Executive Compensation Report discusses the Company's executive compensation policies and the basis for the compensation paid to the executive officers during the year ended December 31, 2003.

Compensation Policy.    The Committee's policy with respect to executive compensation has been designed to:

•	adequately and fairly compensate executive officers in relation to responsibilities, capabilities and contributions to the Company and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within the Company's industry;

•	reward executive officers for the achievement of short-term goals and for the enhancement of the long-term value of the Company; and

•	align the interests of the executive officers with those of the stockholders with respect to short-term operating goals and long-term increases in the value of the Company's common stock.

The components of compensation generally paid to executive officers consist of: (a) base salary and (b) incentive compensation in the form of annual bonus payments and stock options awarded by the Company under the Company's 2003 Stock Option Plan. The Company's Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation paid by the Company to its executive officers and members of the Company's senior management team, including annual bonuses and stock options awarded, selecting the individual executives and members of senior management who will be awarded bonuses and stock options, and for determining the timing, pricing and amount of all stock options granted to executives and members of senior management under the Company's 2003 Stock Option Plan. In fiscal 2003, due to the Company's cash resource constraints, no cash bonuses or base salary increases were granted to executive employees or senior management. Accordingly, the Company used stock options to the extent possible to provide incentive compensation to the Company's management

The Company's executive compensation program historically has emphasized the use of incentive-based compensation to reward the Company's executive officers and members of senior management for individual contributions to the achievement of the Company's business, research and product development objectives established by the Board of Directors. The Company uses stock options to provide an incentive for a substantial number of its officers and employees, including members of management, and to reward its officers and employees for achieving the Company's business objectives. The Company believes its incentive compensation plan rewards management when the Company and its stockholders have benefited from achieving the Company's business objectives and targeted clinical, research and development objectives, all of which the Compensation Committee feels will dictate, in large part, the Company's future operating results. The Compensation Committee believes that its policy of compensating officers and employees with incentive-based compensation fairly and adequately compensates those individuals in relation to their responsibilities, capabilities and contribution to the Company, and in a manner that is commensurate with compensation paid by companies of comparable size and at a comparable stage of development within the Company's industry.

Components of Compensation.    The primary components of compensation paid by the Company to its executive officers and senior management personnel, and the relationship of such components of compensation to the Company's performance, are discussed below:

•	Base Salary. The Compensation Committee periodically reviews the base salary paid by the Company to its executive officers and members of the senior management team.

Adjustments to base salaries are determined based upon a number of factors, including the Company's performance (to the extent such can fairly be attributed or related to each executive's performance), as well as the nature of each executive's responsibilities, capabilities and contributions. In addition, the Compensation Committee periodically reviews the base salaries of its senior management personnel in an attempt to ascertain whether those salaries fairly reflect job responsibilities and prevailing market conditions and rates of pay. The Compensation Committee believes that base salaries for the Company's executive officers have historically been reasonable in relation to the Company's size and performance in comparison with the compensation paid by similarly sized companies or companies within the Company's industry. Due to the Company's cash resource constraints in fiscal 2003, no executive officer was granted an increase in base salary in 2003. For most of 2003, the Company's executives deferred a portion of their base salary until the Company could raise funds for operations. The Company began paying the deferred amounts in August 2003.

•	Incentive Compensation. As discussed above, a substantial portion of each executive officer's compensation package is in the form of incentive compensation designed to reward the achievement of short-term operating goals and long-term increases in stockholder value. Annual bonus payments are based on the individual's and the Company's performance. Due to the Company's cash resource constraints in 2003, the Company paid no cash bonuses to its executives for 2003. The Company's 2003 Stock Option Plan allows the Board of Directors or the Compensation Committee to grant stock options to executive officers and employees for the purchase of shares of the Company's common stock. Under the terms of the 2003 Stock Option Plan, the Board of Directors and the Compensation Committee have authority to select the executive officers and employees who will be granted stock options and to determine the timing, pricing and number of stock options to be awarded. The Compensation Committee believes that the stock option grants reward executive officers only to the extent that stockholders have benefited from increases in the value of the Company's common stock.

Compensation of the Chief Executive Officer.    The Company has entered into an executive employment agreement with Mr. Kessman. The material terms of this executive employment agreement are described below under the heading "Employment Agreements". The Compensation Committee believes that the compensation under the agreement adequately and fairly compensates Mr. Kessman in relation to his responsibilities, capabilities, contributions and dedication to the Company, including his success in raising financing for the Company, pursuing and consummating collaborative agreements and advancing the Company's research programs, and secures for the Company the benefit of his leadership, management and financial skills, and capabilities. Moreover, the Compensation Committee believes that the salary and other benefits are reasonable in relation to the responsibilities, capabilities, contributions and dedication of Mr. Kessman to the Company and are in line with the compensation earned by chief executive officers employed by companies of comparable size and stage of development within the Company's industry.

Tax Deductibility.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to Named Executive Officers, excluding performance-based compensation. Through December 31, 2003, this provision has not limited our ability to deduct executive compensation, but the Compensation Committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

Conclusion.    The Compensation Committee believes that the concepts discussed above further stockholder interests because a significant part of executive compensation is based upon the Company achieving its product development and other specific goals set by the Board of Directors. At the same time, the Compensation Committee believes that the program encourages responsible management of the Company in the short-term. The Compensation Committee regularly considers plan design so that the total program is as effective as possible in furthering stockholder interests.

The Compensation Committee bases its review on the experience of its own members and on information requested from management personnel.

Submitted by the Compensation Committee: FRANK T. CARY, CHAIRMAN CHARLES K. MACDONALD WILLIAM R. MILLER

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our Chief Executive Officer and each of our four other most highly compensated executive officers during the 2003 fiscal year for services rendered to us in all capacities during the three fiscal years ended December 31, 2003.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation	Securities Underlying Options/ SARs (12) (#)	All Other Compensation ($)
Alan Kessman	2003	$412,000	(2)	—	(3)	80,000	$14,200	(4)
— Chief Executive Officer (1)	2002	$412,000	(5)	—	(3)	150,000	$15,010	(6)
	2001	$412,000		—	(3)	114,783	$12,445	(7)
Howard B. Johnson	2003	$200,000	(2)	—	(3)	60,000	—
— President and Chief	2002	$200,000	(9)	—	(3)	422,499	—
Financial Officer (10)	2001	—		—		—	—
Terrence W. Doyle, Ph.D.	2003	$216,320	(2)	—	(3)	10,000	$1,500	(8)
— Vice President, Chief	2002	$216,320	(9)	—	(3)	38,415	$1,500	(8)
Scientific Officer	2001	$208,000		$4,992	(3)	50,852	$1,500	(8)
Ivan King, Ph.D.	2003	$200,000	(2)	—	(3)	40,000	$1,000	(8)
— Vice President, Research	2002	$200,000	(9)	—	(3)	65,000	$1,500	(8)
and Development	2001	$178,500		$6,248	(3)	53,582	$1,500	(8)
Mario Sznol, M.D.	2003	$225,576	(2)	—	(3)	50,000	$1,000	(8)
— Vice President, Clinical	2002	$225,576	(9)	—	(3)	65,936	$1,500	(8)
Affairs	2001	$216,900		$5,206	(3)	56,317	$42,467	(11)

(1)	We are a party to an employment agreement with Mr. Kessman. See "— Employment Agreements." Mr. Kessman became our Chief Executive Officer in January 1999.
(2)	Includes salary deferred in connection with our plan to conserve cash resources announced in May 2002 net of payments of the deferred salary beginning August 1, 2003, as follows: Mr. Kessman - $14,274; Mr. Johnson - $3,889; Dr. Doyle - $4,203; Dr. King - $3,889; and Dr. Sznol - $4,387.
(3)	Aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total salary and bonus reported for the indicated person.
(4)	Consists of life and disability insurance payments.
(5)	Includes $77,000 paid pursuant to our December 2001 consulting agreement with PS Capital LLC of which Mr. Kessman is a controlling member. Includes $100,333 of salary and consulting payments to PS Capital LLC deferred as part of the realignment plan we announced in May 2002.
(6)	Consists of life and disability insurance payments of $13,510 and matching contribution to the Company's 401(k) Savings Plan of $1,500.
(7)	Consists of life and disability insurance payments of $10,945 and matching contribution to the Company's 401(k) Savings Plan of $1,500.
(8)	Consists of matching contribution to the Company's 401(k) Savings Plan.
(9)	Includes salary deferred in connection with our realignment plan announced in May 2002 as follows: Mr. Johnson - $23,333; Dr. Doyle - $25,237; Dr. King - $23,333; and Dr. Sznol - $26,317. In August 2003, we reinstated the full salaries of our named executive officers and will repay the salary deferrals over the twelve month period ending July 31, 2004.

(10)	Mr. Johnson was hired on March 18, 2002.
(11)	Consists of relocation assistance of $41,467 and matching contribution to the Company's 401(k) Savings Plan of $1,000.
(12)	In lieu of cash bonuses due under the Company's 2001 incentive plans, the Company's named executive officers accepted options to purchase shares of the Company's Common Stock at an exercise price of $4.75, representing the market price on the date prior to the date of grant as follows: Mr. Kessman – 44,783 shares, Dr. Doyle – 10,852 shares, Dr. King – 13,582 shares and Dr. Sznol – 11,317 shares.

Option Grants in Last Fiscal Year

The following table sets forth the grant of stock options made during the year ended December 31, 2003 to the persons named in the Summary Compensation Table:

	Number of Securities Underlying Options Granted (1) (b)	% of Total Options Granted to Employees in Fiscal Period (2) (c)	Exercise of Base Price ($/Sh) (3) (d)	Expiration Date (e)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name (a)					5% ($) (f)	10% ($) (g)
Alan Kessman	80,000	15.4%	$1.57	12/10/2013	$203,346	$325,806
Howard B. Johnson	60,000	11.6%	$1.57	12/10/2013	$152,510	$244,355
Terrence W. Doyle, Ph.D.	10,000	1.9%	$1.57	12/10/2013	$25,418	$40,726
Ivan King, Ph.D.	40,000	7.7%	$1.57	12/10/2013	$101,673	$162,903
Mario Sznol, M.D.	50,000	9.7%	$1.57	12/10/2013	$127,092	$203,629

(1)	Mr. Kessman's option grant vests 50% on December 10, 2004 and 100% on December 10, 2005. All other option grants vest 33-1/3% on December 10, 2004, 66-2/3% on December 10, 2005 and 100% on December 10, 2006.
(2)	Computed based on an aggregate of 517,894 shares issuable upon exercise of options granted to employees during the year ended December 31, 2003.
(3)	For all option grants, the exercise price was equal to the market value of the underlying common stock at the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options exercised in 2003 and unexercised stock options held by the persons named in the Summary Compensation Table at December 31, 2003.

	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- the-Money Options at Fiscal Year-End ($) (1)
Name (a)			Exercisable (d)	Unexercisable (e)	Exercisable (f)	Unexercisable (g)
Alan Kessman	—	$—	1,292,927	100,000	$154,500	$800
Howard B. Johnson	—	$—	159,999	322,500	$74,674	$600
Terrence W. Doyle, Ph.D.	—	$—	186,867	47,000	$39,568	$100
Ivan King, Ph.D.	—	$—	261,632	86,250	$66,950	$400
Mario Sznol, M.D.	—	$—	326,753	107,500	$67,914	$500

(1)	Computed based upon the difference between the closing price of the Company's common stock on December 31, 2003 ($1.58) and the exercise price.

Employment Agreements

In November 2003, we entered into an employment agreement effective January 1, 2004 with Alan Kessman, our Chief Executive Officer. Pursuant to this agreement, which terminates on

December 31, 2005, Mr. Kessman receives a minimum base salary of $412,000 per year and is eligible for a bonus of up to 50% of his base salary based on the achievement of specified objectives. In the event Mr. Kessman's employment is terminated by us for any reason other than cause or disability, or if Mr. Kessman terminates for "good reason", we are obligated to pay him two times the sum of his base salary plus his average annual bonus for the prior two years and to continue payment of certain insurance costs on his behalf. Under Mr. Kessman's employment agreement, it shall constitute "good reason" for Mr. Kessman to terminate his employment and receive the amounts described above if there is a change in control and the Company or its successors, as the case may be, fails to agree in writing to extend the expiration date of the employment agreement to the two-year anniversary of the change of control. On January 11, 1999, we granted to Mr. Kessman options to purchase an aggregate of 980,000 shares of our common stock. The foregoing grants consist of (1) an option to purchase 760,000 shares at an exercise price of $5.775, representing a 10% premium to the market price on the date prior to the date of grant, such option having vested 25% on July 11, 2000, 50% on July 11, 2001, 75% on July 11, 2002 and 100% on July 11, 2003, and (2) an option to purchase 220,000 shares at an exercise price of $5.25, representing the market price on the date prior to the date of grant, such option having vested in full on July 11, 1999, six months from the date of grant.

Severance Agreements

We entered into severance agreements with Howard B. Johnson, our President and Chief Financial Officer, Dr. Ivan King, our Vice President of Research and Development, Dr. Mario Sznol, our Vice President of Clinical Affairs, and Dr. Terrence W. Doyle, our Vice President and Chief Scientific Officer, pursuant to which each of these officers would be entitled to certain payments in the event such officer loses his employment during the twelve-month period following a "change in control," as defined in the agreement. Specifically, if a "change in control" occurs, the officer shall be entitled to a lump sum severance payment equal to the sum of twelve months of the officer's monthly base salary as in effect as of the date of termination or immediately prior to the change in control, whichever is greater, plus the average of the last two cash bonus payments made to the officer prior to the change in control. The officer would also be entitled to all payments necessary to provide him with group health insurance benefits substantially similar to those which he was receiving immediately prior to the date of termination until the earlier of 18 months after such termination or the date he has obtained new full-time employment. The foregoing amounts are not payable if termination of the officer is because of his death, by us for cause, or by the officer other than for good reason.

Retention Payments

The Company has committed to make retention payments in 2004 to its employees and officers, excluding its CEO. The total retention payments are estimated to be $285,000 and are payable one-third in June 2004 and two-thirds in November 2004.

Code of Ethics

In 2003, we adopted a Code of Conduct and Business Ethics that applies to our chief executive officer, chief financial officer and other senior financial officers. This Code has been posted to our website, www.vionpharm.com.

Performance Graph

The following line graph compares the five-year cumulative total stockholder's return on our common stock to: (i) the change in the cumulative total return on the Nasdaq Composite Index for U.S. Companies and (ii) the change in the cumulative total return on the Nasdaq Biotechnology Index, which includes biotechnology companies, assuming an investment of $100 made in each and assuming the reinvestment of any dividends.

PROPOSAL NO. 2
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

We are asking our stockholders to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000. As of April 1, 2004, 55,187,004 shares of common stock were issued and outstanding. An aggregate of 16,447,203 shares of common stock are reserved for issuance upon conversion of outstanding warrants, upon conversion of options outstanding or to be granted under the Company's stock option plans, and under the Company's Employee Stock Purchase Plan. In addition, there currently are, and will continue to be, 5,000,000 authorized shares of preferred stock. As of April 1, 2004, no shares of preferred stock were outstanding. Each additional share of common stock will have the same rights and privileges as each share of currently authorized common stock. Subject to stockholder approval, Article FOURTH of the Company's Amended and Restated Certificate of Incorporation as amended will read as set forth in Appendix A.

The Board of Directors unanimously approved this amendment to our Amended and Restated Certificate of Incorporation in March 2004. The Board of Directors believes it is in the best interests of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning future business needs. The purposes for which additional authorized stock could be issued include, but are not limited to, funding of the Company's capital needs and corporate growth, corporate mergers and acquisitions, grants under employee stock plans, purchases under the Company's employee stock purchase plan and exercise of stock purchase rights to the extent they become exercisable under the Company's Rights Agreement, dated as of October 26, 1998, for stock splits and stock dividends. The rights, when and if they become exercisable, generally allow the holders to purchase $16 worth of the Company's common stock for $8. If Proposal No. 2 is not adopted, the Company's flexibility in raising capital and pursuing acquisitions will be limited.

The Company adopted a Stockholder Rights Plan in October 1998. The Rights Plan is designed to protect stockholders from proposed takeovers which the Board believes are not in the best interests of the stockholders, by providing stockholders with certain rights to acquire capital stock of the Company upon the occurrence of certain events. In the event rights become exercisable under the terms of the Rights Plan, the Company would be required to issue a substantial number of shares of common stock. An increase in the number of authorized shares of common stock could, therefore, make a change of control of the Company more difficult by facilitating the operation of the Rights Plan. At the present time, the Company does not have a sufficient number of authorized shares to issue the entire amount of common stock which could become issuable in the event the rights under the Rights Plan become exercisable.

The Board of Directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted. The Company will be permitted to issue the additional shares of common stock without further action by the stockholders unless such action is required by applicable law or by the rules of the Nasdaq SmallCap MarketSM or any applicable stock exchange. Stockholders do not have pre-emptive rights with respect to the issuance of additional shares of common stock. The Company currently has no arrangements, commitments or understandings with respect to the sale or issuance of any additional shares of common stock, except in connection with the options outstanding or to be granted under the Company's stock option plans, common share purchase rights under the Rights Agreement, and warrants issued in a public offering in 1999 and in private placements in 2003 and 2004.

If this proposal is approved, the Company will file an amendment to the Amended Certificate of Incorporation with the Delaware Secretary of State (attached hereto as Appendix A) as soon as practicable after the annual meeting to effect the increase in the authorized shares of our common stock.

Except in certain cases such as a stock dividend, the issuance of additional shares of common stock would have the effect of diluting the voting power and ownership of existing stockholders. In addition, another effect of the approval of this proposal, although not a factor in the Board of Directors' decision to propose the amendment, may be to enable the Board to issue shares of common stock in a manner that might have the effect of discouraging or making it more difficult for a third party to obtain control of the Company by means of a merger, tender offer, proxy contest or other approach.

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of our common stock is required for the adoption of this proposal. An abstention from voting by a stockholder present in person and broker non-votes will have the same effect as a vote "against" the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 — AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by stockholders at the Annual Meeting. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection were ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has audited the Company's financial statements since 1995. A representative of the firm of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The following table presents the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP, our independent public accountants, in 2003 and 2002:

	Years ended December 31,
	2003	2002
Audit fees (1)	$104,750	$83,000
Audit-related fees (2)	$9,800	$—
Tax fees (3)	$25,760	$26,230
All other fees (4)	$—	$1,500
Total	$140,310	$110,730

(1)	Audit Fees consist of fees billed for the annual audit of our financial statements and other audit services including the provision of consents and the review of documents filed with the SEC. The fees for 2003 include $62,150 of accrued audit fees for the 2003 year-end audit that were not billed until 2004. The fees for 2002 include $43,000 of accrued audit fees for the 2002 year-end audit that were not billed until 2003.
(2)	Audit-Related Fees consist of fees billed for transaction consultations.
(3)	Tax Fees consist of fees billed for tax compliance services.
(4)	All Other Fees consist of a subscription fee for an online accounting research database.

The Audit Committee of our Board of Directors is responsible, among other matters, for the oversight of the external auditor. The Audit Committee has adopted a policy regarding pre-approval of audit and permissible non-audit services provided by our independent auditors (the "Policy"). Under the Policy, proposed services either (i) may be pre-approved by the Audit Committee without consideration of specific case-by-case services as "general pre-approval"; or (ii) require the specific pre-approval of the Audit Committee as "specific pre-approval". The Audit Committee may delegate either type of pre-approval authority to one or more of its members. The appendices to the Policy set out the audit, audit-related, tax and other services that have received the general pre-approval of the Audit Committee, including those described in the footnotes to the table, above; these services are subject to annual review by the Audit Committee. All other audit, audit-related, tax and other services must receive a specific pre-approval from the Audit Committee.

The Audit Committee establishes budgeted fee levels annually for each of the four categories of audit and non-audit services that are pre-approved under the Policy, namely, audit, audit-related, tax and other services. Requests or applications to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by both the external auditor and the chief financial officer. At each regular meeting of the Audit Committee, the external auditor provides a report in order for the Audit Committee to review the services that the external auditor is providing, as well as the status and cost of those services.

Vote Required

The affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required for the adoption of this proposal. If you hold your shares through a broker, bank or other nominee and you do not instruct them on how to vote on this proposal, your broker will not have authority to vote your shares. An abstention from voting by a stockholder present in person or by proxy at the meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT AUDITORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

ADDITIONAL INFORMATION

"Householding" of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address be delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding", potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if you shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Corporate Secretary, Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

Stockholder Proposals for the 2005 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2005 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposal must be received by the Company's Corporate Secretary no later than January 10, 2005. Proposals should be sent by certified mail, return receipt requested to Corporate Secretary, Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy, to the extent entitled, on those matters in accordance with their best judgment. Whether or not you expect to attend the Annual Meeting, the prompt return of your proxy in the enclosed envelope, or your vote by telephone or on the Internet, will be appreciated.

On behalf of the Board of Directors
KAREN SCHMEDLIN Secretary

May 17, 2004

APPENDIX A

CERTIFICATE OF AMENDMENT TO
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
VION PHARMACEUTICALS, INC.

VION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That by unanimous consent of the Board of Directors of the Corporation at a meeting on March 9, 2004, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The proposed amendment to the Corporation's Certification of Incorporation is as follows:

SECOND: The Corporation's Certificate of Incorporation is amended to amend and restate Article FOURTH thereto which shall read in its entirety as follows:

"FOURTH: Authorization, Designation and Amount. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of (a) 150,000,000 shares of common stock, par value $.01 per share (the "Common Stock") and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). The powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of the Preferred Stock shall be set forth in this Article FOURTH.

Part A. Preferred Stock

(a) Designation of Preferred Stock. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

(1) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(2) whether the shares of such series shall have voting rights or powers in addition to any voting rights required by law and, if so, the terms of such voting rights or powers, which may be full or limited;

(3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or series;

(4) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(5) the amount or amounts payable with respect to shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(6) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(7) whether the shares or series shall be convertible into, or exchangeable for, shares of stock of any other class or series of any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of exchange;

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(8) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or shares of stock of any other class or series;

(9) the conditions or restrictions, if any, to be effective while any shares of such class or series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series; and

(10) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, imitations or restrictions thereof.

The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the umber of shares of stock of any series of Preferred Stock so designated pursuant to this Part A.

Part B. Common Stock

1.    Common Stock.

(a) Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters as to which holders of Common Stock shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no holder of Common Stock shall be entitled to more than one vote per share.

(b) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects with each other such share and each share of Common Stock shall be entitled to all of the rights and privileges, and subject to the limitations and qualifications, of shares of Common Stock provided by the Delaware General Corporation Law.

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration at the annual meeting of stockholders held on June 9, 2004 and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the corporation and the facts stated herein are true.

Date:

Alan Kessman Chief Executive Officer

ATTEST

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APPENDIX B

VION PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2004

Alan Kessman and Karen Schmedlin, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of Vion Pharmaceuticals, Inc. held of record by the undersigned on June 9, 2004, at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time, on Wednesday, June 9, 2004 at The Kitano Hotel, 66 Park Avenue, New York, New York 10016.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2 AND 3.

(Continued And To Be Signed On Reverse Side.)

X    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

		For All Nominees		Withhold All		For All Except
1.	Nominees for the Board of Directors:	[	]	[	]	[	]
1)	William R. Miller
2)	Stephen K. Carter, M.D.
3)	Frank T. Cary
4)	Alan Kessman
5)	Charles K. MacDonald
6)	Alan C. Sartorelli, Ph. D.
7)	Walter B. Wriston

When you mark "For All Except," write the nominee's number on the line below:

______________________________________________________________________________

		FOR		AGAINST		ABSTAIN
2.	Amendment to Amended and Restated Certificate of Incorporation to Increase Authorized Shares of Common Stock from 100 million shares to 150 million shares:	[	]	[	]	[	]

		FOR		AGAINST		ABSTAIN
3.	Ratification of Ernst & Young LLP as the Company's Independent Auditors:	[	]	[	]	[	]

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

The shareholder below acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and Annual Report, each of which has been furnished herewith. Please sign, date and return this proxy card promptly using the enclosed envelope.

SIGNATURE:   __________________________________________________

SIGNATURE, IF HELD JOINTLY:   __________________________________

DATED:   __________________ , 2004

Important: Please sign exactly as name appears above. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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